UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2015

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01.	Other Events.
On January 27, 2015, Cliffs Natural Resources Inc. (“Cliffs”) announced that Bloom Lake General Partner Limited and certain of its affiliates, including Cliffs Québec Iron Mining ULC (collectively, "Bloom Lake Group"), commenced restructuring proceedings (the "Filing") under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) with the Québec Superior Court (Commercial Division) in Montreal, Québec (the “Court”) and that as a result of the Filing, the Bloom Lake Group and certain other wholly-owned subsidiaries of Cliffs were deconsolidated from Cliffs' financial statements. On May 20, 2015, Cliffs announced that Wabush Iron Co. Limited and Wabush Resources Inc. and certain of its affiliates, including Wabush Mines (the unincorporated joint venture of Wabush Iron Co. Limited and Wabush Resources Inc.), Arnaud Railway Company and Wabush Lake Railway Company, Limited (collectively, “Wabush Group”) have commenced restructuring proceedings in the Court in Montreal, Québec under the CCAA. As a result of this action, the CCAA protection granted to the Bloom Lake Group has been extended to include the Wabush Group to facilitate the reorganization of each of their businesses and operations.
Cliffs has concluded that including the Wabush Group in the CCAA proceedings of the Bloom Lake Group would facilitate a more comprehensive restructuring and sale process of both the Bloom Lake Group and the Wabush Group which collectively include mine, port and rail assets and lead to a more effective and streamlined exit from Eastern Canada. The filing of the Wabush Group will also mitigate various legacy related long-term liabilities associated with the Wabush Group.

The decision to seek protection under the CCAA was based on a thorough legal and financial analysis of the options available to the Wabush Group. The Wabush Group is no longer generating any revenues and is not able to meet its obligations as they come due. By including the Wabush Group in the existing CCAA proceedings, long-term liabilities will be more effectively mitigated and asset sales better facilitated. In order to address the Wabush Group’s immediate liquidity issues and permit the Wabush Group to preserve and protect its assets for the benefit of all of its stakeholders while restructuring and sale options are explored, the Wabush Group has obtained access to debtor in possession (“DIP”) financing up to $10 million funded by Wabush Iron Co. Limited’s parent company, Cliffs Mining Company. The DIP financing is secured by a court-ordered charge over the assets of the Wabush Group.

As part of the Wabush Group CCAA filing, the Court has appointed FTI Consulting Canada Inc. (“FTI”) as the Monitor of the Wabush Group. The Monitor’s role in the CCAA proceedings is to monitor the activities of the Wabush Group and provide assistance to the Wabush Group and its stakeholders in respect of the CCAA process. FTI is also the Monitor of the Bloom Lake Group.

Additional information regarding the CCAA proceedings will be available on the Monitor’s website at http://cfcanada.fticonsulting.com/bloomlake.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	May 20, 2015	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary